UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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BROADVIEW INSTITUTE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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BROADVIEW INSTITUTE, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
to be held
July 11, 2007
TO THE SHAREHOLDERS OF BROADVIEW INSTITUTE, INC.:
The 2007 Annual Meeting of Shareholders of Broadview Institute, Inc. will be held at Globe University, 8089 Globe Drive, Woodbury, Minnesota, on Wednesday, July 11, 2007, at 1:00 P.M., Central Daylight Saving Time, for the following purposes:
1.	To set the number of members of the Board of Directors at five (5).

2.	To elect directors of the Company for the ensuing year.

3.	To take action upon any other business that may properly come before the meeting or any adjournment thereof.
Only shareholders of record shown on the books of the Company at the close of business on June 13, 2007, will be entitled to vote at the meeting or any adjournment thereof. Each shareholder is entitled to one vote per share on all matters to be voted on at the meeting.
You are cordially invited to attend the meeting. Whether or not you plan to attend the meeting, please sign, date and return your proxy in the return envelope provided as soon as possible. Your cooperation in promptly signing and returning your proxy will help avoid further solicitation expense to the Company.
This Notice, the Proxy Statement and the enclosed Proxy are sent to you by order of the Board of Directors.
TERRY L. MYHRE
Chairman of the Board,
Chief Executive Officer
Dated: June 15, 2007
Minneapolis, Minnesota

BROADVIEW INSTITUTE, INC.

Proxy Statement
for
Annual Meeting of Shareholders
to be held July 11, 2007

INTRODUCTION
Your proxy is solicited by the Board of Directors of Broadview Institute, Inc. (the “Company”) for use at the Annual Meeting of Shareholders to be held on July 11, 2007, and at any adjournment thereof, for the purposes set forth in the attached Notice of Annual Meeting.
We will bear the cost of soliciting Proxies, including preparing assembling and mailing the Proxies and soliciting material. Our directors, officers, and regular employees may, without compensation other than their regular compensation, solicit Proxies personally, by telephone or electronic communication including facsimile and electronic mail.
Any shareholder giving a Proxy may revoke it at any time prior to its use at the meeting by giving written notice of such revocation to our Secretary or other officer or by filing a new written proxy with one of our officers. Personal attendance at the meeting is not, by itself, sufficient to revoke a Proxy unless written notice of the revocation or a subsequent Proxy is delivered to an officer before the revoked or superseded Proxy is used at the meeting.
Proxies not revoked will be voted in accordance with the choice specified by means of the ballot provided on the proxy for that purpose. Proxies which are signed but which lack any such specification will, subject to the following, be voted in favor of the proposals set forth in the Notice of the Meeting and in favor of the number and slate of directors proposed by our Board of Directors and listed herein. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. Abstentions, therefore, as to any proposal will have the same effect as votes against such proposal. If a broker returns a “non-vote” proxy, indicating a lack of voting instruction by the beneficial holder of the shares and lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote shall be deemed present at the meeting for purposes of determining a quorum but shall not be deemed to be represented at the meeting for purposes of calculating the vote required for approval of such matter.
The mailing address of the Company’s principal executive office is 4455 West 77th Street, Minneapolis, Minnesota 55435. We expect that this Proxy Statement and the related Proxy and Notice of the Annual Meeting will first be mailed to the shareholders on or about June 15, 2007.
OUTSTANDING SHARES AND VOTING RIGHTS
Our Board of Directors has fixed June 13, 2007 as the record date for determining shareholders entitled to vote at the Annual Meeting. Persons who were not shareholders on such date will not be allowed to vote at the Annual Meeting. At the close of business on June 13, 2007, 8,108,252 shares of our Common Stock, par value $.01 per share, and 500,000 shares of our Series B Preferred Stock, par value $.01 per share, were issued and outstanding. Common Stock and Series B Preferred Stock are our only outstanding classes of stock. Each share of Common Stock and Series B Preferred Stock is entitled to one vote and holders of Common Stock and Series B Preferred Stock will vote together as a single class on the matters set forth in the Notice of Annual Meeting. Holders of the Common Stock and Series B Preferred Stock are not entitled to cumulative voting rights in the election of directors. The presence at the Annual Meeting in person or by proxy of the holders of a majority of the outstanding shares of our Common Stock and Series B Preferred Stock constitutes a quorum for the transaction of business.

PRINCIPAL SHAREHOLDERS
The following table provides information concerning the only persons known to us to be the beneficial owners of more than five percent (5%) of our outstanding Common Stock as of June 13, 2007.

Name and Address	Amount and Nature of		Percent of
of Beneficial Owner	Shares Beneficially Owned(1)		Class(2)

Terry Myhre	5,953,750	(3)	64.3%
4156 Brynwood Drive Naples, FL 34119

Roger Kuhl	1,458,750		18.0%
15028 64th Ave North Maple Grove, MN 55311

(1)
Unless otherwise indicated, the person listed above as the beneficial owner of the shares has sole voting and sole investment power over the shares. The share amounts are based upon information set forth in the shareholder’s latest filing with us or the Securities and Exchange Commission, as updated by any subsequent information voluntarily provided to us by the shareholder.

(2)
Shares not outstanding but deemed beneficially owned by virtue of the right of the person to acquire them as of June 13, 2007 or within sixty days of such date, are treated as outstanding only when determining the percent owned by such person and when determining the percent owned by a group, of which such person is a member.

(3)
Includes 650,000 shares which may be purchased upon exercise of a currently exercisable warrant and 500,000 shares of Common Stock issuable upon conversion of Series B Preferred Stock. Mr. Myhre beneficially owns all of our outstanding Series B Preferred Stock.

MANAGEMENT SHAREHOLDINGS
The following table sets forth the number of shares of the our Common Stock beneficially owned as of June 13, 2007 by each of our executive officers of the Company named in the Summary Compensation Table, by each of our current directors and our director nominees, and by all of our current directors and executive officers (including the named individuals) as a group.

Name of Director or	Number of Shares
Officer or Identity of Group	Beneficially Owned(1)		Percent of Class(2)
Terry Myhre	5,953,750	(3)	64.3%
Richard Letsche	0		*
Thomas Tucker	500		*
Laurence S. Zipkin	0		*
Norman H. Winer	168,300		1.8%
Robert Kramarczuk	0		*
Current Directors and Executive Officers as a Group (7 persons)	6,122,550	(3)	66.1%

*	Less than 1%

(1)	Unless otherwise indicated, the person listed as the beneficial owner of the shares has sole voting and sole investment power over the shares.

(2)
Shares not outstanding but deemed beneficially owned by virtue of the right of the person to acquire them as of June 13, 2007, or within sixty days of such date, are treated as outstanding only when determining the percent owned by such person and when determining the percent owned by a group, of which such person is a member.

(3)
Includes 650,000 shares that may be purchased upon exercise of a currently exercisable warrant and 500,000 shares of Common Stock issuable upon conversion of Series B Preferred Stock. Mr. Myhre beneficially owns all of our outstanding Series B Preferred Stock.

CORPORATE GOVERNANCE
Our business affairs are conducted under the direction of the Board of Directors in accordance with the Minnesota Business Corporation Act and our Articles of Incorporation and Bylaws. Members of the Board of Directors are informed of our business through discussions with management, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees. Certain corporate governance practices that we follow are summarized below.
Independence
The Board has determined that as of the date of this Proxy, a majority of its members are not “independent directors” as defined by the rules of the National Association of Securities Dealers, Inc. (the “NASD”). Our independent directors are Robert Kramarczuk, Richard Letsche and Norman Winer. Prior to Laurence Zipkin’s appointment on June 13, 2007 as Chief Operating Officer, Mr. Zipkin was an “independent director” as defined by the rules of NASD. Thomas Tucker, one of our current directors who is not considered an “independent director” is not standing for reelection at our 2007 Annual Meeting of Shareholders. Accordingly, following the 2007 Annual Meeting of Shareholders, and assuming all nominees for director are duly elected, a majority of the Board members will be “independent directors” as defined by NASD.
Code of Ethics
Broadview Institute has adopted a Code of Ethics, which applies to the business conduct of directors, officers, and employees. Our Code has been filed as an exhibit to our annual report on Form 10-KSB for fiscal year ended March 31, 2007. If we make any substantive amendments to our Code or grant any waiver, including any implicit waiver from a provision of the Code for our directors or executive officers, we will disclose the nature of such amendment or waiver in a report on Form 8-K.
Board and Committee Meetings. During fiscal 2007 the Board held five (5) meetings. Each director attended at least 75% of the meetings of the Board and the committees on which such director served.
Director Attendance Policy
Directors’ attendance at our annual meetings of shareholders can provide our shareholders with an opportunity to communicate with directors about issues affecting Broadview Institute. Accordingly, all directors are expected and encouraged to attend annual meetings of shareholders. All of our directors attended the last annual meeting of shareholders, which was held in August 2006.
Committees of the Board
Our Board of Directors has two standing committees, the Audit Committee and the Compensation Committee. The members of the Audit Committee are Richard Letsche, Chairman, Robert Kramarczuk and Norman Winer. The members of the Compensation Committee are Terry Myhre and Robert Kramarczuk.

Audit Committee Independence and Financial Expert Status
Members of the Audit Committee of Broadview Institute are considered “independent directors” under the rules of the NASD. The Audit Committee reviews, in consultation with the independent auditors, our financial statements, accounting and other policies, accounting systems and the adequacy of internal controls for compliance with corporate policies and directives. The Audit Committee is responsible for the engagement of our independent auditors and reviews other matters relating to our relationship with our independent auditors. The Board has determined that Richard Letsche is the “audit committee financial expert” as defined by Item 401(e)(2) of Regulation S-B under the Securities Act of 1933. We acknowledge that the designation of Mr. Letsche as the audit committee financial expert does not impose on Mr. Letsche any duties, obligations or liability that are greater than the duties, obligations and liability imposed on Mr. Letsche as a member of the Audit Committee and the Board of Directors in the absence of such designation or identification. The Audit Committee’s Report is included on page 9. The Audit Committee met four (4) times during fiscal 2007.
Compensation Committee
The Compensation Committee recommends to the Board of Directors from time to time the salaries to be paid to our executive officers and any plan for additional compensation it deems appropriate. In addition, this committee is vested with the same authority as the Board of Directors with respect to the granting of awards and the administration of our plans. The Compensation Committee met one time during fiscal 2007.
Nominating Procedures and Policy
Broadview Institute does not have a formal nominating committee. Our Board of Directors is relatively small in number and a majority of the directors are not, as of the date of this Proxy, “independent directors” as defined under the rules of the NASD. As noted above, following the 2007 Annual Meeting of Shareholders, and assuming all nominees for director are duly elected, the majority of the directors will be “independent directors” as defined under the rules of NASD. Accordingly, the Board does not see the need for a formal separate nominating committee at this time and the entire Board of Directors participates in the consideration of director nominees. The Board does not have a nominating committee charter. The Board’s nominating policy provides for the consideration of candidates recommended by shareholders, directors, third parties, search firms and others. In evaluating director nominees, the Board considers the following factors and qualifications:
•	the appropriate size and the diversity of our Board of Directors;
•	the needs of the Board with respect to the particular talents and experience of its directors;
•
the knowledge, skills and experience of nominees, including experience in technology, business, finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

•	familiarity with domestic business matters;
•	age and legal and regulatory requirements;
•	experience with accounting rules and practices;
•	the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members;
•	experience in our industry;
•	experience as a board member of another publicly held company; and

•	academic expertise in an area of our operations.
The Board will consider the attributes of candidates nominated and the needs of the Board, and will review all candidates in the same manner. Shareholders who wish to recommend one or more persons for election as a director must provide written recommendation to the Company’s principal offices at 4455 West 77th Street, Minneapolis, MN 55435, directed to the attention of the Corporate Secretary. The Corporate Secretary will forward the recommendations to the full Board for consideration.
Any recommendations so submitted by a shareholder must include the name and address of the shareholder and the class and number of shares such shareholder owns. With respect to the nominee recommended by the shareholder, the shareholder should include the nominee’s name, age, business address, residence address, current principal occupation, five year employment history with employer names and a description of the employer’s business, the number of shares beneficially owned by the nominee, whether such nominee can read and understand basic financial statements, and other board memberships, if any. The recommendation must be accompanied by a written consent of the nominee to stand for election if nominated by the Board of Directors and to serve if elected by the shareholders. We may require any nominee to furnish additional information that may be needed to determine the eligibility of the nominee and to consider such person for election.
The Board of Directors believes that candidates for directors should have certain minimum qualifications, including being able to read and understand basic financial statements, being over 25 years of age, having familiarity with our business and industry, having high moral character and mature judgment, being able to work collegially with others, and not currently serving on more than three boards of other public companies. The Board of Directors may, however, modify these minimum qualifications from time to time.
Procedures for Shareholder Communications to Directors
Shareholders may communicate directly with Broadview Institute’s Board of Directors. All communications should be in writing and should be directed to the Corporate Secretary at the Company’s principal offices: 4455 West 77th Street, Minneapolis, MN 55435. Each communication should prominently indicate on the outside of the envelope that it is intended for the Board of Directors or for one or more specific directors. If no individual director is specified, the communication will be forwarded to the entire Board.
Shareholders who wish to present a proposal at an annual meeting of shareholders must provide a written notice to our CFO at the address below. For each proposal, the notice must include a brief description of the matter to be brought before the meeting, the reasons to bring the matter before the meeting and the shareholder’s name, address, the number of shares such shareholder owns and any material interest the shareholder may have in the proposal. The CFO will forward the proposals and recommendations to the Board of Directors.
H. Michael Blair, CFO
Broadview Institute, Inc.
4455 West 77th Street
Edina, MN 55435
Directors Fees
Each director who is not one of our employees is entitled to receive $200 for each Board of Directors or Committee meeting attended, with an annual maximum of $2,000, and annual fees of $4,000 payable at a rate of $1,000 for each fiscal quarter during which he serves as a director. The Audit Committee Chair receives additional compensation of $1,800 per quarter. Total payments of $28,800 were made to directors during FY2007.

Director Compensation Table
The following table sets forth certain information regarding compensation paid to and earned by the non-employee directors who served on Broadview Institute’s Board of Directors during the fiscal year 2007.

					Change in Pension
					Value and
					Nonqualified
	Fees Earned			Non-Equity	Deferred
	or Paid in	Stock	Option	Incentive Plan	Compensation	All Other
	Cash(1)	Awards	Awards(2)	Compensation	Earnings	Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)
Richard W. Letsche	$12,800	—	$0	—	—	—	$12,800
Robert A. Kramarczuk	$5,600	—	$0	—	—	—	$5,600
Thomas C. Tucker	$4,800	—	$0	—	—	—	$4,800
Nels Johnson(3)	$2,100	—	$0	—	—	—	$2,100
Laurence S. Zipkin(4)	$3,500	—	$0	—	—	—	$3,500
Norman H. Winer(5)	$0	—	$0	—	—	—	$0

(1)
All directors received the amount of cash compensation to which they were entitled pursuant to Board of Director approval previously provided, as described in the paragraphs directly preceding this Director Compensation Table in the section entitled “Directors Fees.”

(2)
Represents the amounts expensed for financial statement reporting purposes for the fiscal year ended March 31, 2007, in accordance with Statement of Financial Accounting Standards No. 123(R), Share-Based Payment (SFAS No. 123(R)), for outstanding option awards to directors and thus may include amounts from awards granted in and prior to 2007.

(3)	Nels Johnson retired from serving on the Board of Broadview Institute, Inc. on August 9, 2006.

(4)	Laurence S. Zipkin was a non-employee director until his appointment to the position of Chief Operating Officer of Broadview Institute, Inc. on June 13, 2007.

(5)	On June 13, 2007, the Board of Broadview Institute, Inc. elected Norman H. Winer to serve on the Company’s Board of Directors.
ELECTION OF DIRECTORS
(Proposals #1 and #2)
General Information
Our Bylaws provide that the number of directors shall not be less than the minimum required by law and that, in accordance with such requirement, the number of directors to be elected for the ensuing year shall be determined by the shareholders at each Annual Meeting. Also as permitted by the Bylaws, the Board elected Norman H. Winer as a director on June 13, 2007. The Board of Directors recommends that the number of directors be set at five (5). Under applicable Minnesota law, approval of (i) the proposal to set the number of directors at five requires the affirmative vote of the holders of a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matters, but not less than the affirmative vote of 2,152,064 of the outstanding Common Stock and Series B Preferred Stock, voting together as a class; (ii) the election of each nominee requires the affirmative vote of the holders of a plurality of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter.

Thomas Tucker, a current director, is not standing for reelection. The Company appreciates his years of service. In the election of directors, each Proxy will be voted for each of the nominees listed below unless the Proxy withholds a vote for one or more of the nominees. Each person elected as a director shall serve for a term of one year and until his successor is duly elected and qualified. All of the nominees are members of the present Board of Directors. If any of the nominees should be unable to serve as a director by reason of death, incapacity or other unexpected occurrence, the Proxies solicited by the Board of Directors shall be voted by the proxy representatives for such substitute nominee as is selected by the Board, or, in the absence of such selection, for such fewer number of directors as results from such death, incapacity or other unexpected occurrence.
The following table provides certain information with respect to the nominees for director and the Company’s executive officers.

		Current
		Position(s)
Name	Age	With Company	Principal Occupation(s) During Past Five Years	Director Since

Terry L. Myhre	62	Chairman, CEO, director and nominee	Chairman of the Board and CEO of the Company since January 2004; President and owner of Minnesota School of Business since 1988; President and co-owner of Globe University since 1972; and President and CEO of Utah Career College since 1998 and co-owner of Utah Career College from 1998 to its acquisition by the Company on July 1, 2005.	2003

Richard W. Letsche	64	Director and nominee	Part-time business consultant since 1998. Partner of McGladrey & Pullen, LLP, CPAs and Consultants, 1972-1998.	2003

Robert A. Kramarczuk	67	Director and nominee	Director of the Master of Arts in Management and MBA program of Hamline University since May 2007; Director MBA program of Augsburg College from 2004 to May 2007; Associate Dean of College of Management, Metropolitan State University from 1997 to 2001; Chairman and CEO of Classic Holdings, Inc., a hospitality, real estate, investment and construction company, 1995 to present.	2004

Laurence S. Zipkin	67	Chief Operating Officer, director and nominee	Chief Operating Officer since June 2007; owner of Apex Capital, investment-banking firm, since 2005. Owner of The Oakridge Financial Services Group, Inc., a full service investment-banking firm, from 1986 to 2005. Chairman, ORCG, Inc, a publicly traded inactive company previously in real estate and securities businesses, from 2000 to present.	2006

Norman H. Winer	70	Director and nominee	Chief Executive Officer of National Benefits Group, Inc. (NBG) since 2002. Consultant, Marsh & McLennan from 2000 to 2002; Chief Executive Officer of the original NBG from 1976 to 2000.	2007

H. Michael Blair	62	Chief Financial Officer	CFO of the Company since October 1, 2001. Independent CPA and business consultant since May, 2000. CFO, United Market Services, Inc., a livestock marketing firm, 1989-2000.	N/A

Certain Relationships and Related Transactions
In July 2003, our Board of Directors established a $300,000 unsecured line of credit with Mr. Terry L. Myhre, our current Chairman and CEO, at an annual interest rate of 5.5% and expiring April 30, 2006. As of March 31, 2007 and 2006, there were no borrowings on this line of credit. On May 27, 2004, the line was increased to $800,000 and extended to October 31, 2006. On March 30, 2005, the line was increased to $1,000,000 and extended to December 31, 2006. On June 28, 2006, the Company reduced the line to $500,000 and extended the term to April 20, 2007, at which time the line expired. Interest expense on this line of credit was $0 and $1,552 for 2007 and 2006, respectively.
In June 2005, we borrowed $150,000 from H. Michael Blair, which was repaid in September 2005. Interest expense on the loan was $1,741.
In May 2004, the Company entered into a strategic relationship with Minnesota School of Business (“MSB”), a company owned by the Company’s Chairman and CEO, to offer digital video courses at one of the Company’s Minneapolis facilities. Under the terms of our ongoing relationship with MSB, we provide equipment, facilities and technicians for technical support to allow MSB to offer digital, video-based courses. Our agreement with MSB is terminable by either party upon reasonable notice. The digital-video-based courses offered by MSB are intended to provide students instruction in an apprenticeship environment within a for-profit business. The payment terms under our agreement with MSB include a quarterly charge per student at rates which the Company would receive in an arm’s length transaction. In the years ended March 31, 2007 and 2006, in exchange for providing the equipment, facilities and technician support for MSB’s offering of digital, video-based courses, the Company billed MSB $81,000 and $73,000, respectively. The services were billed at rates consistent with similar independent customers.
The Company also utilizes administrative, accounting and consulting services provided by MSB. Some of the services provided by MSB under this arrangement include information technology software support, finance and accounting services, human resources support, CEO services, student financial aid consulting and curriculum consulting. This arrangement for administrative, accounting and consulting services with MSB may be terminated by either party upon reasonable notice to the other. In the years ended March 31, 2007 and 2006, in exchange for the receipt of such services from MSB, the Company expensed $240,000 in each year respectively. We believe the fees we are currently paying MSB for these services are competitive with, or less than, what we would have to pay to provide these services ourselves or to obtain them from another third party.
Also, the Company produces video products for MSB. We produce videos that are commercials promoting MSB as an educational organization offering numerous courses of study, including digital video and film production, and we also produce videos used by MSB as teaching tools in employee training. We price our services under this arrangement with MSB on a time and materials basis and we charge a flat fee to MSB at rates which the Company would receive in an arm’s length transaction. This arrangement is done on an order-by-order basis and there is no requirement that MSB continue to utilize our Media Production business for production of these video products. In the years ended March 31, 2007 and 2006, we billed MSB $106,000 and $19,000 respectively, for producing such video products.
On July 1, 2005, we completed our acquisition of Utah Career College (UCC), a privately owned, post-secondary institution that offers career vocational training programs. Terry Myhre, our CEO, was the majority owner of Utah Career College. Utah Career College provides Title IV accreditation, a key factor in obtaining student loans for the post-secondary market. The acquisition of this post-secondary career college is intended to allow us to expand our presence in the post-secondary education market and allow us to pursue a strategic direction and transition to become a direct participant in the post-secondary education market. To acquire UCC, we issued 5,000,000 shares of Common Stock, which are unregistered, and are referred to as restricted shares, under federal securities laws. 3,403,750 of such shares were issued to Mr. Myhre, and the balance was issued to the other owners of UCC. Through July1, 2005, we paid $156,390 of fees related to the UCC acquisition of which $106,462 were expensed in the first quarter and the remainder of $49,928 is carried as part of the goodwill asset on our balance sheet .

On March 27, 2007, the Company obtained a new $300,000 line of credit from a bank, which was guaranteed by Terry Myhre, our Chairman and CEO. Borrowing under the new line are at the bank’s prime rate, are collateralized by all the Company’s assets and are due July 31, 2008. The new line requires the Company to comply with certain covenants, and contains certain restrictions that prohibit Mr. Myhre from personally borrowing funds under these facilities. At March 31, 2007, there was no outstanding balance on the agreement. As of June 12, 2007 there was no outstanding balance on the agreement. During the fiscal year ended March 31, 2007 there was no principal or interest paid on the new line.
In March 2007, Utach Career College (UCC) entered into a lease agreement with Myhre Holdings-Utah, LLC, an entity wholly owned by Terry Myhre, our Chairman and CEO. Under the agreement the Company leases a 31,200 square foot building located at 869 West Hillfield Road in Layton, Utah for our Layton campus. The lease is for an initial period of ten years with two additional five year renewal options. The agreement is a “triple net” lease with a monthly base rent of $32,500 and an initial security deposit of $32,500. Broadview Institute, Inc. guaranteed the UCC lease. Terms of the lease were based on an evaluation by an independent commercial appraiser. The Layton campus opened in January 2007 and had been operating under an interim rental agreement with the same terms as noted above. Rent expense for the Layton campus was $97,500 for the year ended March 31, 2007.
AUDIT COMMITTEE REPORT
The Board of Directors maintains an Audit Committee comprised of three of our outside directors. The Board of Directors and the Audit Committee believe that the Audit Committee’s current member composition satisfies the rule of the NASD that governs audit committee composition.
In accordance with its written charter (available on our Company website, www.broadviewinstitute.com) adopted by the Board of Directors, the Audit Committee assists the Board of Directors with fulfilling its oversight responsibility regarding the quality and integrity of our accounting, auditing and financial reporting practices. In discharging its oversight responsibilities regarding the audit process, the Audit Committee:
(1)	reviewed and discussed the audited financial statements with management;

(2)	discussed with the independent auditors the material required to be discussed by Statement on Auditing Standards No. 61; and

(3)
reviewed the written disclosures and the letter from the independent auditors required by the Independence Standards Board Standard No. 1, and discussed with the independent auditors any relationships that may impact their objectivity and independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included our Annual Report on Form 10-KSB for the fiscal year ended March 31, 2007, as filed with the Securities and Exchange Commission.
Richard Letsche, Chairman
Robert Kramarczuk
Norman Winer
EXECUTIVE COMPENSATION
Summary Compensation Table
The following table sets forth certain information regarding compensation for our last fiscal year paid to Broadview Institute’s Named Executive Officers. Named Executive Officers include persons serving as Chief Executive Officer during fiscal 2007; executive officers who were serving as of March 31, 2007, received total compensation in excess of $100,000 for fiscal 2007 and, excluding the Chief Executive Officer, were among our two most highly compensated individuals (the “Most Highly Compensated Officers”); and additional individuals who would have been included as the Most Highly Compensated Officers but for the fact they were not serving at the end of the fiscal year. For FY2007, there was no executive officer whose total salary and bonus exceeded $100,000.

Change in Pension
Value and
Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and Principal		Salary	Bonus	Awards	Awards(1)	Compensation	Earnings	Compensation	Total
Position	Year	($)	($)	($)	($)	($)	($)	($)	($)

Terry Myhre(2) Chief Executive Officer	2007	$0	—	—	$0	$0	—	—	$0

(1)
Represents the amounts expensed for financial statement reporting purposes for the fiscal year ended March 31, 2007, in accordance with Statement of Financial Accounting Standards No. 123(R), Share-Based Payment (SFAS No. 123(R)).

(2)
Mr. Myhre became our CEO on January 29, 2004. Currently, Mr. Myhre does not receive any separate compensation for his services as CEO. Mr. Myhre’s services as CEO, however, are included in the administrative, accounting and consulting services that Minnesota School of Business (MSB) provides for a fee. Mr. Myhre is the sole owner of MSB. See “Election of Directors — Certain Relationships and Related Transactions.”

Outstanding Equity Awards at 2007 Fiscal Year End
Option/Stock Appreciation Rights (SAR) Grants During the 2007 Fiscal Year
No options were granted in the 2007 fiscal year to the officer(s) named in the Summary Compensation Table.
Option/Stock Appreciation Right (SAR) Exercises During the 2007 Fiscal Year
      And Fiscal Year-End Option/SAR Values
No options or stock appreciation rights were exercised during the 2007 fiscal year by the officer(s) named in the Summary Compensation Table, and no such officer(s) held any options as of the end of the 2007 fiscal year.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors, and persons who own more than 10 percent of our Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors, and greater than 10% shareholders (“Insiders”) are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.
To our knowledge, based on a review of the copies of such reports furnished to the Company, during the fiscal year ended March 31, 2007, all Section 16(a) filing requirements applicable to insiders were complied with.

INDEPENDENT AUDITORS
Lurie Besikof Lapidus & Company, LLP acted as our independent auditors for the fiscal years ended March 31, 2007 and 2006. A representative of Lurie Besikof Lapidus & Company, LLP is expected to be present at the Annual Meeting of shareholders, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.
Independent Auditor’s Fees. The following table presents fees for professional services rendered by Lurie Besikof Lapidus & Company, LLP (“LBLCO”) for the years ended March 31, 2007 and 2006. We first engaged LBLCO to perform the March 31, 2002 audit.

	FY 2006	FY 2007
Audit Fees	$67,078	$67,500
Audit-Related Fees	$12,032	$12,500
Tax Fees	$1,000	$—
All Other Fees	$1,950	$—
Our Audit Committee has considered whether provision of the above non-audit services is compatible with maintaining LBLCO’s independence and has determined that such services have not adversely affected LBLCO’s independence.
Audit fees are for professional services rendered and expenses incurred for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s Forms 10-KSB and 10-QSB or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.
Audit-related fees are for professional fees rendered in connection with accounting research and document review related to the acquisition of UCC and for certain SEC matters.
Tax fees included for services provided and expenses incurred in connection with tax compliance issues. All other fees include services prior to July 1, 2005, related to research regarding the proposed acquisition of UCC.
Pre-Approval Policies and Procedures
Pursuant to its written charter, the Audit Committee is required to pre-approve all audit and non-audit services performed by our independent auditors in order to assure that the provision of such services does not impair the auditor’s independence. A pre-approval policy was approved by the Audit Committee on May 17, 2004. Unless a particular service has received general pre-approval by the Audit Committee, each service provided must be specifically pre-approved. Any proposed services exceeding pre-approved costs levels will require specific pre-approval by the Audit Committee. The Audit Committee may delegate pre-approval authority to Richard Letsche, Chairman of the Audit Committee, who will then report any pre-approval decisions to the Audit Committee at its next scheduled meeting.
OTHER BUSINESS
The Board of Directors knows of no other matters to be presented at the 2007 Annual Meeting. If any other matter does properly come before the Meeting, the appointees named in the Proxies will vote the Proxies in accordance with their best judgment.
SHAREHOLDER PROPOSALS
Any appropriate proposal submitted by one of our shareholders and intended to be presented at next year’s 2008 Annual Meeting must be received by the Company by February 16, 2008, to be includable in our proxy statement and related proxy for the 2008 Annual Meeting.

Also, if a shareholder proposal intended to be presented at the 2008 Annual Meeting but not included in our proxy statement and proxy is received by the Company after May 2, 2008, then management named in our proxy form for the 2008 Annual Meeting will have discretionary authority to vote the shares represented by such proxies on the shareholder proposal, if presented at the meeting, without including information about the proposal in our proxy materials.
ANNUAL REPORT
A copy of our Annual Report to shareholders for the fiscal year ended March 31, 2007, including financial statements, accompanies this Notice of Annual Meeting and Proxy Statement. No part of such report is incorporated herein or is to be considered proxy-soliciting material.
WE WILL FURNISH WITHOUT CHARGE A COPY OF OUR ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED MARCH 31, 2007 TO ANY SHAREHOLDER OF THE COMPANY UPON WRITTEN REQUEST. REQUESTS SHOULD BE SENT TO CHIEF FINANCIAL OFFICER, BROADVIEW INSTITUTE, INC., 4455 WEST 77TH STREET, MINNEAPOLIS, MINNESOTA 55435.
Dated: June 15, 2007
Minneapolis, Minnesota

ANNUAL MEETING OF SHAREHOLDERS OF BROADVIEW INSTITUTE, INC. TO BE HELD JULY 11, 2007 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Terry L. Myhre and H. Michael Blair, or either of them acting alone, with full power of substitution, as proxies to represent and vote, as designated below, all shares of Common Stock and/or Preferred Stock of Broadview Institute, Inc. registered in the name of the undersigned, at the Annual Meeting of the Shareholders to be held on Wednesday, July 11, 2007 at 1:00 pm Central Daylight Saving Time, at Globe University, 8089 Globe Drive, Woodbury, Minnesota and at all postponements and adjournments of such meeting. The undersigned hereby revokes all proxies previously granted with respect to such meeting. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN FOR A PARTICULAR PROPOSAL, WILL BE VOTED FOR SUCH PROPOSAL. (Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF BROADVIEW INSTITUTE, INC. July 11, 2007 Please date, sign and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. —— —— 20530000000000000000 7 071107 PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x FOR AGAINST ABSTAIN 2. Election of Directors: 1. Set the number of directors at five (5) NOMINEES: FOR ALL NOMINEES O Robert Kramarczuk Other matters: In their discretion, the appointed proxies are authorized to vote upon O Richard Letsche such other business as may properly come before the meeting. WITHHOLD AUTHORITY O Terry Myhre FOR ALL NOMINEES O Norm Winer O Laurence Zipkin FOR ALL EXCEPT (See instructions below) INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.